Zion Oil & Gas

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Corporate Governance

Zion has always taken the issue of corporate governance seriously. Our board is currently composed of 11 members of whom 7 are non-management directors and 6 meet independence criteria of the SEC. We have also appointed an independent Audit Committee that also acts as our Qualified Legal Compliance Committee, which is composed solely of independent directors. Our Nominating Compensation Committees and Corporate Governance Committees are all composed of at least half independent directors.

The Board has adopted written charters for all our committees that provide, among other things, for an annual self-evaluation. In addition, the Board has adopted a Code of Business Conduct and Ethics. We also have formal procedures for complaints to be taken to the Audit Commitee.

Constitutive Documents

  Corporate Bylaws (PDF)
  Certificate of Incorporation (PDF)

Board Committee Charters

  Audit Committee Charter (PDF)
  Compensation Committee Charter (PDF)
  Corporate Governance Committee Charter (PDF)
  Nomination Committee Charter (PDF)

Code of Conduct and Complaint Procedures

  Code of Business Conduct and Ethics (PDF)
  Audit Committee Complaint Procedures (PDF)

NOTICE:Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

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